Registration No. 333-___________

       As filed with the Securities and Exchange Commission on May 9, 2002
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                     ---------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------

                               BCSB BANKCORP, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

              UNITED STATES                               52-2108333
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       (State or Other Jurisdiction of                 (I.R.S. Employer
       Incorporation or Organization)                 Identification No.)

                              4111 EAST JOPPA ROAD
                            BALTIMORE, MARYLAND 21236
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                    (Address of Principal Executive Offices)

        BALTIMORE COUNTY SAVINGS BANK, F.S.B. DEFERRED COMPENSATION PLAN
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                            (Full Title of the Plan)

            GARY C. LORADITCH, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               BCSB BANKCORP, INC.
                              4111 EAST JOPPA ROAD
                            BALTIMORE, MARYLAND 21236
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                     (Name and Address of Agent For Service)

                                 (410) 256-5000
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          (Telephone Number, Including Area Code, of Agent For Service)

                                   COPIES TO:
                           JOEL E. RAPPOPORT, ESQUIRE
                       STRADLEY RONON STEVENS & YOUNG, LLP
                        1220 19TH STREET N.W., SUITE 700
                              WASHINGTON, DC 20036
                                 (202) 822-9611

                                      CALCULATION OF REGISTRATION FEE
===========================================================================================================
Title Of Securities        Amount            Proposed Maximum      Proposed Maximum         Amount Of
     To Be                 To Be              Offering Price       Aggregate Offering      Registration
  Registered            Registered (1)         Per Share              Price (2)               Fee
-----------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value             170,000              $13.07              $2,221,900              $204.42
===========================================================================================================

(1) Maximum number of shares issuable under the Baltimore County Savings Bank, F.S.B. Deferred Compensation Plan (the "Plan") (170,000 shares), together with an indeterminate number of shares being registered hereby as may be necessary to adjust the number of additional shares of Common Stock reserved for issuance under the Plan as a result of an increase in the number of shares issuable under such plan as the result of a merger, consolidation, recapitalization or similar event involving the Registrant or a stock split, stock dividend, reclassification, recapitalization or similar adjustment in the Registrant's common stock.
(2) Under Rule 457(h) the registration fee may be calculated, based upon the average of the high and low selling prices of the common stock of the Registrant as reported on the Nasdaq National Market System on May 3, 2002 of $13.07 per share ($2,221,900 in the aggregate).

                                     PART I

                       INFORMATION REQUIRED IN THE SECTION
                                10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     *This registration statement relates to the registration of 170,000 shares of common stock, $.01 par value per share, of BCSB Bankkcorp, Inc. (the "Company") reserved for issuance and delivery under the Baltimore County Savings Bank, F.S.B. Deferred Compensation Plan (the "Plan"). Documents containing the information required by Part I of this registration statement will be sent or given to participants in the Plan in accordance with Rule 428(b)(1). In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed by BCSB Bankcorp, Inc. (the "Company") are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001 filed with the Commission on December 31, 2001, as amended by the Company's Annual Report on Form 10-KSB/A filed with the Commission on March 11, 2002 (Commission File No. 0-24589).

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001 filed with the Commission on February 14, 2002 (Commission File No. 0-24589).

     (c) The Company's Current Report on Form 8-K filed with the Commission on March 8, 2002 (Commission File No. 0-24589).

     (d) The Company's Amended Quarterly Report on Form 10-QSB/A, amending the Company's Quarterly Report on Form 10-QSB for the quarter ended
          December 31, 2001, filed with the Commission on March 11, 2002 (Commission File No. 0-24589).

     (e) The description of the Company's securities as contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 7, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Federal regulations define areas for indemnity coverage by Baltimore County Savings Bank, F.S.B. (the "Bank") as follows:

     (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the Bank shall be indemnified by the Bank, as the case may be, for:

          (i) Any amount for which such person becomes liable under a judgment in such action; and

          (ii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in defending or settling such action, or in enforcing his or her rights to indemnification if the person attains a favorable judgment in such enforcement action.

     (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

          (i)  The Bank shall make the indemnification  provided by subparagraph
               (a) in connection with any such action, which results in a final judgment on the merits in favor of such officer or director.

          (ii) The Bank shall make the indemnification  provided by subparagraph
               (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits, if a majority of the disinterested directors of the Bank determines that such a director or officer was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose which he or she could reasonably have believed under the circumstances was in the best interest of the Bank or its members.

     (c) As used in this paragraph:

          (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

          (ii) "Final judgment" means a judgment, decree, or order which is not appealable and as to which the period for appeal has expired with no appeal taken;

          (iii)"Settlement" includes the entry of a judgment by consent or by confession or a plea of guilty or nolo contendere.

     Office of Thrift Supervision regulations subject the small business issuer to the same indemnification regulations applicable to the Bank and described above.

     The Bank has a directors and officers liability policy providing for insurance against certain liabilities incurred by directors and officers of the Bank while serving in their capacities as such.

     In addition, the Bank has a directors' and officers' liability policy providing for insurance against certain disabilities incurred by directors and officers of the Bank while serving in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The exhibits scheduled to be filed or included as part of this Registration Statement are as follows:

          5 Opinion of Stradley Ronon Stevens & Young, LLP as to the validity of the Common Stock being registered

          23.1 Consent of Stradley Ronon Stevens & Young, LLP (appears in their opinion filed as Exhibit 5)

          23.2 Consent of Anderson Associates, LLP

          24   Power  of  Attorney   (contained   in  signature   page  to  this
               registration statement)

          99 Baltimore County Savings Bank, F.S.B. Deferred Compensation Plan and the 2001 Amendment thereto

ITEM 9.  UNDERTAKINGS.

     The undersigned small business issuer hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) include any addition or changed information on the plan of distribution;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the small business issuer pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) For the purpose of determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Baltimore, State of Maryland, on this 8th day of May, 2002.


                                       BCSB Bankcorp, Inc.


                                       By: /s/ Gary C. Loraditch
                                           --------------------------------
                                           Gary C. Loraditch
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)


                                POWER OF ATTORNEY

     We, the undersigned directors of BCSB Bankcorp, Inc., hereby severally constitute and appoint Gary C. Loraditch, who may act, with full power of substitution, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Gary C. Loraditch, who may act, may deem necessary or advisable to enable BCSB Bankorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of BCSB Bankcorp, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Gary C. Loraditch, shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                       Capacity                                Date
---------                                       --------                                ----
/s/ Gary C. Loraditch                           Director, President and Chief           May 8, 2002
-----------------------------------             Executive Officer
Gary C. Loraditch                               (Principal Executive Officer)

/s/ Bonnie M. Klein                             Vice President and Treasurer            May 8, 2002
-----------------------------------             (Principal Financial and Accounting
Bonnie M. Klein                                 Officer)

/s/ Henry V. Kahl                               Chairman of the Board                   May 8, 2002
-----------------------------------
Henry V. Kahl

/s/ H. Adrian Cox                               Secretary and Director                  May 8, 2002
-----------------------------------
H. Adrian Cox

/s/ William J. Kappauf, Jr.                     Director                                May 8, 2002
-----------------------------------
William J. Kappauf, Jr.

/s/ William M. Loughran                         Director                                May 8, 2002
-----------------------------------
William M. Loughran

/s/ John J. Panzer, Jr.                         Director                                May 8, 2002
-----------------------------------
John J. Panzer, Jr.

                                                Director
-----------------------------------
P. Louis Rohe

/s/ Michael J. Klein                            Director                                May 8, 2002
-----------------------------------
Michael J. Klein

                                INDEX TO EXHIBITS



  EXHIBIT      DESCRIPTION
  -------      -----------

     5 Opinion of Stradley Ronon Stevens & Young, LLP as to the validity of the Common Stock being registered

    23.1 Consent of Stradley Ronon Stevens & Young, LLP (appears in their opinion filed as Exhibit 5)

    23.2       Consent of Anderson Associates, LLP

    24         Power  of  Attorney   (contained   in  signature   page  to  this
               registration statement)

    99 Baltimore County Savings Bank, F.S.B. Deferred Compensation Plan and the 2001 Amendment thereto